UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2018

Arcadia Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37383	81-0571538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

202 Cousteau Place, Suite 105, Davis, CA		95618
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (530) 756-7077

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 and 5.07 of this report is incorporated herein by reference.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On Janaury19, 2018, Arcadia Biosciences, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”).  At the Special Meeting, the stockholders approved the proposal to amend the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of its outstanding common stock at a ratio in the range of one-for-ten to one-for-twenty, to be determined at the discretion of the Board of Directors of the Company (the “Board”).

On January 22, 2018, following the Special Meeting, the Board approved a one-for-twenty reverse stock split of the Company’s issued and outstanding shares of common stock (the “Reverse Stock Split”).  On January 22, 2018, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Amended a Restated Certificate of Incorporation (the “Certificate of Amendment”) to effect the Reverse Stock Split. The Company’s common stock will begin trading on a split-adjusted basis when the market opens on January 24, 2018.

As a result of the Reverse Stock Split, every twenty shares of the Company’s issued and outstanding common stock will automatically be converted into one share of common stock, without any change in the par value per share. In addition, a proportionate adjustment will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding stock options, restricted stock units and warrants to purchase shares of common stock and the number of shares reserved for issuance pursuant to the Company’s equity incentive compensation plans. Any fraction of a share of common stock that would be created as a result of the Reverse Stock Split will be rounded up to the next whole share.

The Company’s common stock will continue to trade on the Nasdaq Global Market under the symbol “RKDA.” The new CUSIP number for common stock following the Reverse Stock Split will be 039014 204.

American Stock Transfer & Trust Company, the Company’s transfer agent, will act as the exchange agent for the Reverse Stock Split.

For more information about the Reverse Stock Split, see the Company’s Definitive Proxy Statement on Schedule 14A (the “Special Meeting Proxy Statement”), which was filed with the Securities and Exchange Commission and mailed to the Company’s stockholders on or about December 27, 2017, the relevant portions of which are incorporated herein by reference. A copy of the Certificate of Amendment is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the special meeting of stockholders of the Company held on January 19, 2018 (the “Special Meeting”), stockholders holding and entitled to vote 42,683,063 shares of common stock of the Company, or approximately 88.72% of the total outstanding shares of common stock on the record date for the Special Meeting, were present in person or by proxy. At the Special Meeting, the stockholders voted on the following proposal, which is described in detail in the definitive proxy statement filed with the Securities and Exchange Commission on December 27, 2017.

The final results for the matter considered at the Special Meeting were as follows:

PROPOSAL: Reverse Stock Split

To approve an amendment to our amended and restated certificate of incorporation to effect a reverse stock split of our shares of Common Stock at a ratio not less than 10-to-1 and not greater than 20-to-1, with the exact ratio to be set within that range at the discretion of our Board of Directors before January 31, 2018 without further approval or authorization of our stockholders (the “Reverse Stock Split”); and to transact such other business that may properly come before the Special Meeting or any adjournment or postponement thereof. The results of the election were as follows:

FOR	AGAINST	ABSTAIN
37,869,085	1,441,819	22,047

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of the Amendment to the Amended and Restated Certificate of Incorporation of Arcadia Biosciences, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCADIA BIOSCIENCES, INC.

Date: January 23, 2018	By:	/s/ MATTHEW T. PLAVAN
	Name:	Matthew T. Plavan
	Title:	Chief Financial Officer

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